Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 9, 1996 appearing on page 25 of Data Broadcasting Corporation's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 44 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                    Price Waterhouse LLP




Salt Lake City, Utah
February 10, 1997